Exhibit 10.6

Name of Participant: Richard Sherr

THE TJX COMPANIES, INC. EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT
This participation agreement (this “Participation Agreement”) by and between the undersigned participant (“Participant”) and The TJX Companies, Inc. (“TJX”) is hereby made and entered into as of September 27, 2018 (the “Participation Date”) pursuant to The TJX Companies, Inc. Executive Severance Plan (the “Plan”). Capitalized terms that are used and that are not defined herein will have the meanings given to them in the Plan.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and TJX hereby agree as follows:
1.Acceptance of Plan Terms; Acknowledgments. Participant hereby acknowledges and agrees that from and after the Participation Date, he shall be a participant under the Plan and shall be bound by all the terms and conditions thereof and this Participation Agreement, including without limitation as to the Covered Benefits provisions and restrictive covenants set forth therein, except as otherwise set forth below. Participant further acknowledges and agrees that he has had an opportunity to consult with independent legal counsel regarding the contents of this Participation Agreement and the Plan and that he is entering into this Participation Agreement knowingly, voluntarily, and with full knowledge of its significance.
2.    Severance Benefits. The Termination Period under Section 6(a) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Section 6 of the Plan shall be fully applicable with respect to Participant.
3.    Restrictive Covenants. The Noncompetition Period under Section 8(b) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Section 8 of the Plan shall be fully applicable with respect to Participant.
4.    Employment Agreement Amendment. The employment agreement between Participant and TJX dated February 2, 2018 (the “Employment Agreement”), is hereby amended as of the Participation Date to:

(a)
Delete Section 5(a) of the Employment Agreement; provided, that to the extent other provisions of the Employment Agreement refer to said Section 5(a), they shall be deemed instead to refer, mutatis mutandis, to the applicable provisions of Section 6 of the Plan; and

(b)	Delete Section 8(b) of the Employment Agreement.

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Name of Participant: Richard Sherr

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

THE TJX COMPANIES, INC.
By: /s/ Ernie Herrman
Name: Ernie Herrman
Title: Chief Executive Officer and President

Name of Participant: Richard Sherr

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

PARTICIPANT:
/s/ Richard Sherr
Name: Richard Sherr

SCHEDULE

MODIFICATIONS TO SECTION 6 OF THE PLAN

None

MODIFICATIONS TO SECTION 8 OF THE PLAN

None